EXHIBIT 7

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, the undersigned agree to the joint filing of an Amended and Restated Schedule 13D (including any and all amendments thereto) on behalf of each of them with respect to the ordinary shares of (euro)2.00 each of SBS Broadcasting S.A., and further agree to the filing of this agreement as an exhibit thereto.



Date: April 9, 2003

                                    UPC INVESTMENTS I B.V.


                                    By:    UPC MANAGEMENT B.V.,
                                           its sole director



                                          By:/s/ Anton A.M. Tuijten
                                             ---------------------------------
                                             Name:   Anton A.M. Tuijten
                                             Title:  Director


                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                    By:/s/ Anton A.M. Tuijten
                                       ---------------------------------------
                                          Name:   Anton A.M. Tuijten
                                          Title:  Member of the Board of
                                                  Management and General Counsel